As filed with the Securities and Exchange Commission on
August 24, 1998.
                                        Registration No. 333-____
_________________________________________________________________
_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        PATRIOT BANK CORP.
     (Exact name of registrant as specified in its charter)

      Delaware                          23-2820537
(State of Incorporation)    (I.R.S. Employer Identification No.)

                     High & Hanover Streets
                         P.O. Box 1090
                 Pottstown, Pennsylvania  19464
                        (610) 323-1500
  (Address and telephone number of principal executive offices)

        Patriot Bank Corp. Employee Stock Purchase Plan
                    (Full Title of the Plan)

                              With a copy to:
Joseph W. Major               Edward C. Hogan, Esquire
President and Chief           Stevens & Lee
Executive Officer             One Glenhardie Corporate Center
High & Hanover Streets        Suite 202
Pottstown, Pennsylvania 19464 1275 Drummers Lane
(610) 323-1500                P.O. Box 236
(Name, address and            Wayne, Pennsylvania 19087-0236
telephone number of agent     (610) 478-2000
for service)

=================================================================
                 CALCULATION OF REGISTRATION FEE
=================================================================
                             Proposed    Proposed
                              Maximum     Maximum
   Title of       Amount      Offering   Aggregate     Amount of
Securities to      to be     Price Per    Offering   Registration
be Registered   Registered    Share(1)    Price(1)        Fee

Common Stock,    250,000       $13.69    $3,422,500      $1,038
 par value
 $0.01 per
 share(2)
=================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the <PAGE 1>
     Securities Act of 1933, as amended (the "Securities Act").
     Price per share represents the average of the high and low prices for a share of Registrant's Common Stock on August 18, 1998.

(2)  In addition, pursuant to Rule 416(c) under the Securities
     Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this Registration Statement:

     (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

     (b) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

     (c) Current Reports on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on March 4, 1998 (as amended by the Current Report on Form 8-K/A filed with the Commission on March 24, 1998) and June 4, 1998.

     (d) The description of the common stock, par value $0.01 per share (the "Common Stock"), of the Registrant contained in the Registration Statement on Form 8-A filed on September 11, 1995 by the Registrant to register the Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

     All documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statements contained herein or in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     The description of the authorized capital stock of Registrant is incorporated by reference herein. See Item 3.
  <PAGE 3>
Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     As authorized by Section 145 of the General Corporation Law of the State of Delaware, each director and officer of the Registrant may be indemnified by the Registrant against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer of the Registrant if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of the Registrant, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant unless a court determines otherwise.

     Article Eleventh of the Certificate of Incorporation of the Registrant provides that, to the fullest extent permitted by law, directors of the Registrant will not be liable for monetary damages to the Registrant or its stockholders for breaches of their fiduciary duties.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Registrant.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     4.1*      Certificate of Incorporation of Registrant.

     4.2*      Bylaws of Registrant.

     4.3       Registrant's Employee Stock Purchase Plan.

     5.        Opinion of Stevens & Lee.

     23.1      Consent of Grant Thornton LLP.

     23.2      Consent of Stevens & Lee (Contained in Exhibit 5
               of this Registration Statement).
  <PAGE 4>
     24.       Power of Attorney of certain directors and
               officers (included on signature page).
_______________

* Exhibits 4.1 and 4.2 are incorporated herein by reference to Exhibits 3.1 and 3.2, respectively, to Registration
     Statement No. 33-96530 on Form S-1.

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement relating to the securities offered hereby, and the offering of such securities at that time to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of a plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter
<PAGE 5> has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pottstown, Pennsylvania, on August 14, 1998.

                              PATRIOT BANK CORP.

                              By /s/ Richard A. Elko
                                   Richard A. Elko,
                                   Executive Vice President and
                                   Chief Financial Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph W. Major and Richard A. Elko, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

    Signature               Title                       Date

/s/ Joseph W. Major         President and Chief   August 17, 1998
Joseph W. Major             Executive Officer
                            (Principal Executive
                            Officer)

/s/ Richard A. Elko         Executive Vice        August 14, 1998
Richard A. Elko             President and Chief
                            Financial Officer
                            (Principal Financial
                            and Accounting
                            Officer)

/s/ James B. Elliott        Chairman of the       August 14, 1998
James B. Elliott            Board and Director

/s/ John H. Diehl           Director              August 14, 1998
John H. Diehl

/s/ Leonard A. Huff         Director              August 14, 1998
Leonard A. Huff

/s/ Samuel N. Landis        Director              August 14, 1998
Samuel N. Landis

/s/ Larry V. Thren          Director              August 20, 1998
Larry V. Thren

/s/ James A. Bentley, Jr.   Director              August 14, 1998
James A. Bentley, Jr.

Pursuant to the requirements of the Securities Act of 1933, the administrators of the Patriot Bank Corp. Employee Stock Purchase Plan have duly caused this registration statement to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in Pottstown, Pennsylvania, on August 20, 1998.

                              PATRIOT BANK CORP. EMPLOYEE STOCK
                              PURCHASE PLAN

                              By /s/ Larry V. Thren
                                   Name: Larry V. Thren
                                   Title: Chairman of the
                                          Personnel Compensation/
                                          Benefits Committee
                                          (Plan Administrator)

                          EXHIBIT INDEX

     4.1*      Certificate of Incorporation of Registrant.

     4.2*      Bylaws of Registrant.

     4.3       Registrant's Employee Stock Purchase Plan.

     5.        Opinion of Stevens & Lee.

     23.1      Consent of Grant Thornton LLP.

     23.2 Consent of Stevens & Lee (Contained in Exhibit 5 of this Registration Statement).

     24. Power of Attorney of certain directors and officers (included on signature page).

_______________

* Exhibits 4.1 and 4.2 are incorporated herein by reference to Exhibits 3.1 and 3.2, respectively, to Registration
     Statement No. 33-96530 on Form S-1.
  <PAGE 9>